================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                         ------------------------------

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A,
                                 Amendment No. 1

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                SEPTEMBER 8, 2003


                               PalWeb Corporation
             (Exact name of registrant as specified in its charter)



            Oklahoma                       000-26331             75-2954680
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


      1607 West Commerce Street, Dallas, Texas                   75208
      (Address of principal executive offices)                 (Zip Code)


                                 (214) 698-8330
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)
================================================================================

The Registrant hereby amends its Form 8-K filed September 23, 2003 to include the historical financial statements of Greystone Plastics, Inc. and the related pro forma financial information.

Item 7. Financial Statements and Exhibits

    (a)    Financial Statements of Business Acquired.

           Set forth below are the historical financial statements of Greystone Plastics, Inc. appearing in this report:

           Report of Independent Auditor................................    F-1

           Balance Sheets as of June 30, 2003 (Unaudited) and
           December 31, 2002............................................    F-2

           Statements of Income and Retained Earnings for the Six
           Month Periods Ended June 30, 2003 and 2002 (Unaudited)
           and for
           the Years Ended December 31, 2002 and 2001...................    F-3

           Statements of Cash Flows for the Six Month Periods Ended
           June 30, 2003 and 2002 (Unaudited) and for the
           Years Ended December 31, 2002 and 2001.......................    F-4

           Notes to Financial Statements................................    F-5

    (b)    Pro Forma Financial Information.

           Set forth below is the pro forma financial information appearing in this report:

           Unaudited Pro Forma Consolidated Condensed Balance Sheet
           as of August 31, 2003........................................    P-1

           Unaudited Pro Forma Consolidated Condensed Statement of
           Operations for the Three Month Period Ended August 31, 2003..    P-3

           Unaudited Pro Forma Consolidated Condensed Statement of
           Operations for the Year Ended May 31, 2003...................    P-4

           Notes to Unaudited Pro Forma Consolidated Condensed
           Financial Statements.........................................    P-5

    (c)    Exhibits.

           23.1  Consent of  McGladrey Pullen, LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PALWEB CORPORATION


Date: February 16, 2004              By: /s/ Warren F. Kruger
                                         --------------------------------------
                                         Warren F. Kruger
                                         President and Chief Executive Officer

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Greystone Plastics, Inc.
Davenport, Iowa

We have audited the accompanying balance sheet of Greystone Plastics, Inc. as of December 31, 2002, and the related statements of income and retained earnings and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greystone Plastics, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




                                                     McGladrey Pullen, LLP

Davenport, Iowa
January 9, 2004

                            GREYSTONE PLASTICS, INC.
                                 BALANCE SHEETS

                                                       June 30,    December 31,
                                                         2003          2002
                                                     -----------   -----------
                                                     (Unaudited)
                             ASSETS
Current Assets:
   Cash                                              $    77,806   $    92,180
   Accounts receivable                                   849,867       353,232
   Due from stockholders                                    --         220,000
   Inventory                                             525,561       615,255
   Prepaid expenses                                        7,500         9,000
   Deposit                                               200,000          --
                                                     -----------   -----------
        Total current assets                           1,660,734     1,289,667
                                                     -----------   -----------

Property and Equipment:
   Machinery and equipment                             4,362,189     3,139,666
   Building and improvements                           2,075,227        84,237
   Construction in process                                22,984       169,016
                                                     -----------   -----------
                                                       6,460,400     3,392,919
   Less: Accumulated depreciation                     (2,010,480)   (1,811,787)
                                                     -----------   -----------
                                                       4,449,920     1,581,132
                                                     -----------   -----------

Total Assets                                         $ 6,110,654   $ 2,870,799
                                                     ===========   ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Stockholder advances                              $ 3,926,927   $ 1,647,439
   Note payable                                             --         220,000
   Current maturities of long-term debt                  178,000          --
   Accounts payable and accrued expenses                 577,739       269,149
                                                     -----------   -----------
          Total current liabilities                    4,682,666     2,136,588
                                                     -----------   -----------

Long-Term Debt, net of current maturities                705,953          --
                                                     -----------   -----------

Stockholders' Equity:
   Common stock, par value $1; authorized
      10,000 shares; issued 900 shares                       900           900
   Additional paid-in capital                            346,500       346,500
   Retained earnings                                     374,635       386,811
                                                     -----------   -----------
       Total Stockholders' Equity                        722,035       734,211
                                                     -----------   -----------

Total Liabilities and Stockholders' Equity           $ 6,110,654   $ 2,870,799
                                                     ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            GREYSTONE PLASTICS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                      Six Months Ended                         Year Ended
                                                         June 30,                           December 31,
                                              -----------------------------------------------------------------
                                                  2003             2002                2002             2001
                                              -----------      -----------         -----------      -----------
                                              (Unaudited)      (Unaudited)
Sales                                         $ 3,357,282      $ 2,934,126         $ 5,663,788      $ 5,415,561

Cost of sales                                   2,699,889        2,296,304           4,413,974        4,172,714
                                              -----------      -----------         -----------      -----------

          Gross profit                            657,393          637,822           1,249,814        1,242,847

General, administrative and
   selling expenses                                59,279           56,936             134,393          105,532
                                              -----------      -----------         -----------      -----------

          Operating income                        598,114          580,886           1,115,421        1,137,315
                                              -----------      -----------         -----------      -----------

Other income (expense):
   Other income                                     5,724            5,098              15,932            1,876
   Interest expense                              (153,173)         (85,522)           (162,977)        (200,584)
   Loss on abandonment of building
       and improvement                           (146,341)            --                  --               --
                                              -----------      -----------         -----------      -----------
          Total other income (expense)           (293,790)         (80,424)           (147,045)        (198,708)
                                              -----------      -----------         -----------      -----------

          Net income                              304,324          500,462             968,376          938,607

Retained earnings (deficit),
   Beginning                                      386,811           81,435              81,435         (857,172)
Dividends paid                                   (316,500)        (496,500)           (663,000)            --
                                              -----------      -----------         -----------      -----------

Retained earnings, ending                     $   374,635      $    85,397         $   386,811      $    81,435
                                              ===========      ===========         ===========      ===========
Basic and diluted, net income
   per share                                  $       338      $       556         $     1,076      $     1,043
                                              ===========      ===========         ===========      ===========

Unaudited pro forma presentation
   applicable to conversion from an
   S Corporation to C Corporation:
   Net income before pro forma
        income tax expense                    $   304,324      $   500,462         $   968,376      $   938,607
   Pro forma income tax expense                  (118,686)        (195,180)           (377,667)        (366,057)
                                              -----------      -----------         -----------      -----------
          Pro forma net income                $   185,638      $   305,282         $   590,709      $   572,550
                                              ===========      ===========         ===========      ===========

Pro forma net income per share                $       206      $       339         $       656      $       636
                                              ===========      ===========         ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                            GREYSTONE PLASTICS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                 Six Months Ended                       Year Ended
                                                                     June 30,                           December 31,
                                                          -----------------------------------------------------------------
                                                              2003             2002                2002             2001
                                                          ----------------------------         ----------------------------
                                                          (Unaudited)      (Unaudited)
Cash Flows from Operating Activities:
   Net income                                             $   304,324      $   500,462         $   968,376      $   938,607
   Adjustments to reconcile net income to
      cash provided by operating activities:
      Depreciation                                            198,693          141,045             287,687          370,136
      Change in assets and liabilities:
         Accounts receivable                                 (496,635)         (67,195)             74,445         (111,735)
         Inventory                                             89,694           90,392            (199,105)        (112,299)
         Prepaid expenses                                       1,500          (10,500)             (9,000)           2,151
         Deposit                                             (200,000)            --                  --               --
         Loss on abandonment of building
             and improvements                                 146,341             --                  --               --
         Accounts payable and accrued
            expenses                                          308,590           94,057             248,642         (485,410)
                                                          -----------      -----------         -----------      -----------
Cash flows provided by operating
   activities                                                 352,507          748,261           1,371,045          601,450
                                                          -----------      -----------         -----------      -----------

Cash Flows from Investing Activities:
   Purchase of property and equipment                      (3,213,822)         (18,999)           (314,362)        (216,666)
   Advances to stockholders                                      --               --              (220,000)            --
   Repayment of stockholder advances                          220,000             --                  --               --
                                                          -----------      -----------         -----------      -----------
Cash flows (used in) investing
   activities                                              (2,993,822)         (18,999)           (534,362)        (216,666)
                                                          -----------      -----------         -----------      -----------

Cash Flows from Financing Activities:
   Repayment of stockholder advances                         (139,404)        (195,783)           (349,369)        (366,409)
   Proceeds from stockholder advances                       2,418,892             --                  --               --
   Proceeds from long-term debt                               937,710             --                  --               --
   Repayment of long-term debt                                (53,757)            --                  --               --
   Net borrowings (payments) on note
      payable                                                (220,000)            --               220,000             --
   Dividends paid                                            (316,500)        (496,500)           (663,000)            --
                                                          -----------      -----------         -----------      -----------
Cash flows provided by (used in)
   financing activities                                     2,626,941         (692,283)           (792,369)        (366,409)
                                                          -----------      -----------         -----------      -----------

          Net increase (decrease) in cash                     (14,374)          36,979              44,314           18,375

Cash:
   Beginning of period                                         92,180           47,866              47,866           29,491
                                                          -----------      -----------         -----------      -----------
   End of period                                          $    77,806      $    84,845         $    92,180      $    47,866
                                                          ===========      ===========         ===========      ===========

Supplemental Disclosures of Cash Flow Information,
 cash payments for interest:
   Related parties                                        $   124,567      $    86,217         $   163,848      $   241,900
   Other                                                       17,749             --                  --               --

   The accompanying notes are an integral part of these financial statements.

Note 1. Nature of Business and Significant Accounting Policies

Nature of Business:

Greystone Plastics, Inc. ("Greystone") is an Iowa subchapter-S corporation engaged in the manufacture and marketing of plastic pallets to one large customer in the beverage business. The Company began operations in 1996.

Significant accounting policies:

Interim Information
-------------------

The accompanying financial statements and related footnote data as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 2002 and 2003 are not necessarily indicative of the results for the full year.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ materially from those estimates.

Account Receivables
-------------------

Account receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Account receivables are written off when deemed uncollectible. Recoveries of account receivables previously written off are recorded when received. There was no provision for bad debts in any of the periods presented and management believes no allowance for doubtful accounts is necessary as of December 31, 2002.

Inventory
---------

Inventory consists of finished pallets and raw materials and is stated at the lower of cost (first-in, first-out) or market value.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation expense is computed primarily by the straight-line method over the estimated useful lives:

               Building and improvements                            39 years
               Production machinery equipment                      5-7 years

            Depreciation expense for the periods is:

                        Six months ended -
                           June 30, 2003 (unaudited)               $ 198,693
                           June 30, 2002 (unaudited)                 141,045

                        Year ended -
                           December 31, 2002                         287,687
                           December 31, 2001                         370,136

Upon sale, retirement or other disposal, the related costs and accumulated depreciation of items of property or equipment are removed from the related accounts and any gain or loss is recognized. When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount. If the asset carrying amount exceeds the cash flows, a write-down to market value or discounted cash flow value is required.

Recognition of Revenues
-----------------------

Revenue is recognized when the product is shipped. Shipping and handling charges to customers are included in revenue. Shipping and handling costs incurred by the Company are included in cost of sales.

Income Taxes
------------

Greystone, with the consent of its stockholders, has elected to be taxed as an S-Corporation under Section 1362(a) of the Internal Revenue Code. The taxable results of operations and tax credits generated are reportable on the individual income tax returns of the stockholders. Accordingly, no provision for corporate income taxes has been made in the financial statements. Also no provision has been made for any amounts, which may be advanced or paid as dividends to the stockholders to assist them in paying their personal income taxes on the income of the Company.

Pro Forma Income Taxes
----------------------

The operations of the Company are included in the personal income tax returns of the stockholders under Subchapter S of the Internal Revenue Code. The unaudited pro forma income tax information assumes that the Company was taxed as a C Corporation at an effective tax rate of 39%. The transaction described in Note 5 will result in the revocation of the Company's S Corporation election.

Income Per Share
----------------

Basic income per share is computed by dividing the net income by the weighted average number of common shares outstanding for the year. Since there are no dilutive securities, diluted earnings per share is the same amount.

Note 2. Inventory

      Inventory is as follows:

                                    Raw Materials    Finished Goods      Total

        June 30, 2003 (unaudited)     $  490,053      $   35,508      $  525,561

        December 31, 2002                539,412          75,843         615,255


Note 3. Note Payable, Stockholder Advances and Related Party Matters

On December 30, 2002, the Company borrowed $220,000 at 6.75%, from a bank and advanced the proceeds to stockholders. The note and the related advance were repaid in February 2003. The note was collateralized by real estate owned by the stockholders.

The stockholders have also advanced funds to the Company under informal agreements. The advances are due on demand and bear interest at 9%.

A certain officer/stockholder provided trucking services to the Company in the normal course of business. The amount paid to the individual was $371,600 and $336,800 for the six months ended June 30, 2003 and 2002, respectively, and $664,100 and $514,300 for the years ended December 31, 2002 and 2001, respectively.

Note 4. Long-Term Debt (Unaudited)

At June 30, 2003 the Company had two notes with banks that were collateralized by equipment and personally guaranteed by an officer/stockholder. The notes bear interest at 6% and are due in monthly installments of $16,230 and $1,894 including interest.

Note 5. Subsequent Event

On September 8, 2003 the Company sold substantially all of its assets to the newly formed wholly-owned subsidiary of PalWeb Corporation for $12,500,000.

                               PALWEB CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 AUGUST 31, 2003

                                              PalWeb        Greystone         Pro Forma
                                           Corporation    Plastics, Inc.     Adjustments         Pro Forma
                                           -----------    -------------      -----------        -----------
Assets
Current assets:
   Cash                                    $     6,209     $     77,806      $   721,648 (a)    $   805,663
   Accounts receivable                         207,820          849,867         (849,867)(a)        207,820
   Inventory                                   322,598          525,561          (25,690)(a)        822,469
   Other                                            -           207,500         (207,500)(a)             -
                                           -----------     ------------      -----------        -----------
      Total current assets                     536,627        1,660,734         (361,409)         1,835,952

Property and equipment                       8,617,678        6,460,400       (7,824,455)(b)      7,253,623
Less: Accumulated depreciation                (752,358)      (2,010,480)       2,153,281 (b)       (609,557)
                                           -----------     ------------      -----------        -----------
      Total property and equipment           7,865,320        4,449,920       (5,671,174)         6,644,066

Other assets:
   Goodwill                                         -                -         6,164,435 (b)      6,164,435
    Other                                      114,768               -            21,250 (b)        136,018
                                           -----------     ------------      -----------        -----------
       Total other assets                      114,768               -         6,185,685          6,300,453
                                           -----------     ------------      -----------        -----------

Total Assets                               $ 8,516,715     $  6,110,654      $   153,102        $14,780,471
                                           ===========     ============      ===========        ===========

Liabilities and Stockholders Equity

Current liabilities:
   Current portion of long-term debt       $        -      $    178,000      $ 1,180,531 (c)    $ 1,358,531
   Notes payable                             7,245,098               -        (7,035,698)(d)        209,400
   Stockholder advances                             -         3,926,927       (3,926,927)(a)             -
   Accounts payable and
      accrued liabilities                    1,043,708          577,739         (577,739)(a)      1,043,708
                                           -----------     ------------      -----------        -----------
      Total current liabilities              8,288,806        4,682,666      (10,359,833)         2,611,639

Long-term debt                                 900,000          705,953        6,234,970 (c)      7,840,923

Stockholders equity:
  Preferred stock, $0.0001 par value,
    20,750,000 shares authorized -
       Series 2001, 750,000 shares
         outstanding                                75               -                -                  75
       Series 2003, 50,000 shares
          Outstanding                               -                -                50 (a)             50

   Common stock, $0.0001 par value,
      5,000,000,000 shares authorized,
      6,499,681 shares outstanding                 650              900             (900)(a)            650
   Additional paid-in capital               42,193,452          346,500        4,653,450 (a)     47,193,402
   Retained earnings (deficit)             (42,866,268)         374,635         (374,635)(a)    (42,866,268)
                                           -----------     ------------      -----------        -----------
       Total stockholders equity (deficit)    (672,091)         722,035       4,277,965           4,327,909
                                           -----------     ------------      -----------        -----------
Total Liabilities and Stockholders
   Equity                                  $ 8,516,715     $  6,110,654      $   153,102        $14,780,471
                                           ===========     ============      ===========        ===========

                               PALWEB CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2003

                                             PalWeb         Greystone
                                           Corporation    Plastics, Inc.     Adjustments         Pro Forma
                                           -----------    -------------      -----------        -----------
Sales                                      $   193,219     $  1,806,304      $        -         $ 1,999,523
Cost of sales                                  385,915        1,490,126          (25,249)(e)      1,850,792
                                           -----------     ------------      -----------        -----------

Gross profit (loss)                           (192,696)         316,178           25,249            148,731

General and administrative
  expenses                                     235,912           29,281               -             265,193
                                           -----------     ------------      -----------        -----------

Operating profit (loss)                       (428,608)         286,897           25,249           (116,462)

Other income (expense):
  Other income                                   3,656            2,595               -               6,251
  Interest expense                            (175,934)        (105,624)         (36,822)(f)       (318,380)
  Loss on abandonment of
    building and improvements                       -          (146,341)         146,341 (g)             -
                                           -----------     ------------      -----------        -----------
         Total other income
            (expense                          (172,278)        (249,370)         109,519           (312,129)
                                           -----------     ------------      -----------        -----------

Net income (loss)                             (600,886)          37,527          134,768           (428,591)
Preferred dividends                            224,384               -            90,625 (h)        315,009
                                           -----------     ------------      -----------        -----------

Net income (loss) to common
   shareholders                            $  (825,270)    $     37,527      $    44,143        $  (743,600)
                                           ===========     ============      ===========        ===========

Per share of common                        $     (0.13)                                         $     (0.12)
                                           ===========                                          ===========

Weighted average shares                      6,317,000                                            6,317,000
                                           ===========                                          ===========

                               PALWEB CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED MAY 31, 2003

                                             PalWeb         Greystone
                                           Corporation    Plastics, Inc.     Adjustments         Pro Forma
                                           -----------    -------------      -----------        -----------
Sales                                      $ 1,280,945     $  5,919,143      $        -         $ 7,200,088
Cost of sales                                2,438,342       4,613,151           101,497 (e)      7,152,990
                                           -----------     ------------      -----------        -----------

Gross profit (loss)                         (1,157,397)       1,305,992         (101,497)            47,098

General and administrative
  Expenses                                   1,623,699          136,347               -           1,760,046
                                           -----------     ------------      -----------        -----------

Operating profit (loss)                     (2,781,096)       1,169,645         (101,497)        (1,712,948)

Other income (expense):
  Other income                                      -            18,424               -              18,424
  Interest expense                            (433,756)        (168,342)        (401,442)(f)     (1,003,540)
                                           -----------     ------------      -----------        -----------
         Total other income
            (expense)                         (433,756)        (149,918)        (401,442)          (985,116)
                                           -----------     ------------      -----------        -----------

Net income (loss)                           (3,214,852)       1,019,727         (502,939)        (2,698,064)
Preferred dividends                            900,166               -           362,500 (h)      1,262,666
                                           -----------     ------------      -----------        -----------

Net income (loss) to common
   shareholders                            $(4,115,018)    $  1,019,727      $  (865,439)       $(3,960,730)
                                           ===========     ============      ===========        ===========

Per share of common                        $     (0.79)                                         $     (0.76)
                                           ===========                                          ===========

Weighted average shares                      5,201,000                                            5,201,000
                                           ===========                                          ===========

                               PALWEB CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Note 1 - Description of Acquisition

            Effective September 8, 2003, PalWeb completed the acquisition of substantially all of the assets of Greystone Plastics, Inc., an Iowa corporation ("Greystone Plastics") through the purchase of such assets by a newly formed, wholly-owned subsidiary of PalWeb, Greystone Manufacturing, L.L.C., an Oklahoma limited liability company. The purchase price for the assets was $12,500,000, of which $4,200,546 was paid in cash and $8,299,454 was paid by issuing the following notes: a $5,000,000 note payable by Greystone Manufacturing, L.L.C. to Greystone Plastics, Inc. at 7.5% interest, due October 1, 2008; a $2,500,000 note payable by Greystone Manufacturing, L.L.C. to Greystone Plastics, Inc. at 7.5% interest, due October 1, 2018; and an $799,454 note payable by Greystone Manufacturing, L.L.C. to Bill Hamilton, one of the owners of Greystone Plastics, Inc, at 6% interest, due October 26, 2007. The cash payment was financed through the issuance of the preferred stock discussed below. The acquisition is described further in a Form 8-K filed by PalWeb on September 23, 2003.

            Simultaneously with the acquisition of Greystone and in order to partially finance such acquisition, PalWeb sold 50,000 shares of preferred stock, Series 2003 Cumulative Convertible Senior Preferred Stock ("Series 2003 preferred stock"), to Paul Kruger, a major shareholder of PalWeb, at $100 per share for a total of $5,000,000. The Series 2003 preferred stock has a dividend rate equal to the prime rate of interest plus 3.25% (7.25% at August 31, 2003) and may be converted into common stock at the conversion rate of $1.50 per share for an aggregate amount of 3,333,333 shares of common stock. In addition, the holder of the Series 2003 preferred stock has been granted certain voting rights so that such holder has the right to elect a majority of the Board of Directors of PalWeb. For more information relating to the Series 2003 preferred stock, see PalWeb's Form 8-K filed on September 23, 2003.

            The unaudited pro forma consolidated condensed balance sheet as of August 31, 2003, also reflects the effects of a sale and leaseback transaction also effected on September 8, 2003. As of September 8, 2003, PalWeb had a $7,000,000 note payable to Paul Kruger at an interest rate of prime plus 3%, due June 4, 2004, secured by all of PalWeb's assets. Effective September 8, 2003, PalWeb completed a sale and leaseback transaction whereby it sold for agreed upon prices its plant for $1,350,000 and certain production equipment for $5,710,698, including expenses, to 1607 Commerce Limited Partnership, an entity owned by Paul Kruger, in exchange for the $7,000,000 note payable and accrued interest of $60,698 to Paul Kruger resulting in no gain or loss on the transaction. The lease agreement for the plant is a three year triple net lease with a monthly rental of $17,720. The equipment lease is for 130 months with a monthly rental of $48,000 beginning March 8, 2004. The total cost of the lease, $5,952,000 ($48,000 per month for 124 months), will be amortized to cost of sales using the unit of production method so the cost is allocated pro rata based on the estimated number of pallets to be produced during the term of the lease. Both of the leases are accounted for as operating leases.


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Note 2 - Basis of Presentation

            The accompanying unaudited pro forma consolidated condensed financial statements are presented to reflect the acquisition and sale and leaseback transaction, described in Note 1 above. The unaudited pro forma consolidated condensed balance sheet is presented as if the acquisition, accounted for under the purchase method, and the sale and leaseback transaction occurred on August 31, 2003. The unaudited pro forma consolidated condensed statements of operations are presented as if the acquisition of Greystone Plastics occurred on June 1, 2002 and may not be indicative of the results that would have occurred if the acquisition had been effective on the dates indicated or of the results that may be obtained in the future. Since Greystone Plastics has a year end of December 31, its results of operations for the three months ended June 30, 2003 and the twelve months ended March 31, 2003 were derived from unaudited information for three months ended June 30, 2003 and the twelve months ended March 31, 2003, respectively. The accompanying pro forma financial statements should be read in conjunction with the historical financial statements and notes to financial statements of both PalWeb Corporation and Greystone Plastics.

Note 3 - Pro Forma Adjustments

            The accompanying unaudited pro forma consolidated condensed financial statements include the following adjustments:

               (a) Adjustments to remove certain assets, liabilities and stockholders' equity of Greystone Plastics at August 31, 2003, which were not acquired by PalWeb and to reflect the issuance of $5,000,000 of Series 2003 preferred stock.

               (b) Property and equipment was adjusted to fair market value of $5,735,694 for the assets acquired from Greystone, decreased by $6,956,948 ($7,099,749 of property and equipment less accumulated depreciation of $142,801) for the net book value of assets acquired by Paul Kruger. Other assets increased $6,164,435 for goodwill and $100,000 for patents acquired from Greystone Plastics, less $78,750 for unamortized acquisition costs related to the $7,000,000 note payable to Paul Kruger.

               (c) The increase in long term debt of $8,299,454 reflects the debt incurred from the acquisition of Greystone Plastics as described in Note 1.

               (d) The decrease in notes payable of $7,035,698 results from the exchange of debt for assets by Paul Kruger, as described in
                    Note 1.

               (e) Adjustment provides depreciation computed on the $5,735,694 fair market value of the acquired assets from Greystone Plastics. Depreciation and amortization was calculated on the straight-line method of depreciation based on useful lives ranging from seven to ten years for machinery equipment, thirty-nine years for building and fifteen years for patents.

               (f) Interest expense was adjusted to reflect the interest on the $8,299,454 in additional long-term debt incurred in the acquisition of Greystone Plastics, less the interest on the long-term debt of Greystone Plastics.

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               (g)  Adjustment to eliminate the loss on abandonment of property which is attributable only to Greystone Plastics.

               (h) Adjustment provides additional dividends on the $5,000,000 Series 2003 preferred stock at the prime rate of interest plus 3.25%.

Note 4 - Net Loss Per Common Share

                        The net loss per common share is computed by dividing
            the loss available to common stockholders by the weighted average number of common shares outstanding for the year. Convertible preferred stock, warrants and stock options are not considered as their effect is antidilutive.


















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